EXHBIT B TO FORM 3
SIGNATURES OF ADDITIONAL REPORTING PERSONS

/s/ Paula T. Douglass	1/10/11

Paula T. Douglass, as Trustee of Tiel	Date
Trust for the Benefit of Paula T. Douglass

/s/ Sam P. Douglass	1/10/11

Sam P. Douglass, Individually	Date

/s/ Sam P. Douglass	1/10/11

Sam P. Douglass, as Trustee of Tiel	Date
Trust for the Benefit of Sam P. Douglass

/s/ Sam P. Douglass	1/10/11

Sam P. Douglass, as Trustee of	Date
Douglass Trust IV for the Benefit of
S. Preston Douglass, Jr.

/s/ Sam P. Douglass	1/10/11

Sam P. Douglass, as Trustee of	Date
Douglass Trust IV for the Benefit of
Brooke Douglass